Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FTI Consulting, Inc.
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED SEPTEMBER 2011

Year-over-Year Quarterly Highlights:

•                  Revenue increased  3% to $267.4 million

•                  Adjusted Operating Income was $15.2 million, or 6%  of revenues

•                  Adjusted Diluted Earnings Per Share were $.76

HOUSTON, TEXAS — November 2, 2011 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for the quarter ended September 30, 2011.

Revenue for the September quarter increased $7.3 million, or 2.8%, to $267.4 million, compared to the prior year quarter.  The year-over-year revenue increase was due to growth in same-store sales of 1.7% and acquisitions, partially offset by a decline in election-related business. Adjusted Operating Income for the September 2011 quarter was $15.2 million or 5.7% of revenue, compared to $17.0 million or 6.5% of revenue last year.  Adjusted Net Income was $8.3 million, or $.76 per diluted share for the quarter, compared to Adjusted Net Income of $9.0 million or $.77 per diluted share for the prior year quarter.

Operating income was $13.9 million for the September 2011 quarter and included $.6 million in charges. Operating income during the September 2010 quarter was $15.4 million and included $.7 million in charges primarily related to lease termination expenses and certain asset impairments.  Net income for the September 2011 quarter was $7.5 million or $.69 diluted earnings per share, compared to $8.1 million or $.69 diluted earnings per share last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “Considering the fact that we are in a non-election year, the results for the September quarter compare favorably to the prior quarter. Growth in our technology business, including digital print, and acquisitions contributed to the results.”

Mr. Davis concluded, “Based on current market conditions and the usual seasonal improvements, we expect the December quarter’s revenue to be in the range of $297 - $310 million which assumes year-over-year same-store sales growth of up to 5%, as well as incremental revenue from current year acquisitions, offset by the impact of lower election-related business. We expect Adjusted Diluted Earnings Per Share in the December 2011 quarter will improve compared to the prior year, excluding the impact of lower election-related business.  We estimate that lower election-

related business in the December quarter will have a negative $.22 - $.25 per diluted share impact, compared to the prior year.”

Share Repurchase Program Update

The Company is authorized to purchase up to an aggregate of $100 million of the Company’s common shares pursuant to a share repurchase program that expires March 31, 2013.  During the quarter, the Company purchased 520,436 shares of its common stock for $18.9 million pursuant to its share repurchase program.  Since beginning the share repurchase program in November 2010, the Company has purchased 1,292,093 shares of its common stock (11.0% of shares outstanding) for $58.2 million, leaving $41.8 million available under the repurchase program. As of September 30, 2011 the Company had 10,434,284 common shares outstanding.

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the Current Report on Form 8-K filed today with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, November 2, 2011, at 11:00 a.m. Eastern Time, to discuss its second quarter fiscal 2012 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Toronto, and Prague, and a presence in Asia, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projections  prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, litigation and other charges, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill charges, litigation and other charges, share-based compensation expense, and non-cash foreign currency transaction net (gain)/loss, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income (loss) before goodwill charges, litigation and other charges, share-based compensation expense,  non-cash foreign currency transaction net (gain)/loss, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2011	2010	Change		2011	2010	Change
			$	%			$	%
Sales	$267,401	$260,106	7,295	3	$510,753	$496,823	13,930	3
Cost of Sales	204,056	197,952	6,104	3	391,649	380,218	11,431	3
Gross Profit	63,345	62,154	1,191	2	119,104	116,605	2,499	2
Selling Expenses	22,660	22,300	360	2	45,262	45,607	(345)	(1)
General and Administrative Expenses	26,033	23,682	2,351	10	50,933	46,098	4,835	10
Impairment and Other Charges	640	718	(78)	nm	5,281	(3,466)	8,747	nm
Other Expense	158	38	120	nm	191	57	134	nm
Operating Income	13,854	15,416	(1,562)	(10)	17,437	28,309	(10,872)	(38)
Interest Expense	1,597	2,096	(499)	(24)	3,155	4,099	(944)	(23)
Income before Taxes	12,257	13,320	(1,063)	(8)	14,282	24,210	(9,928)	(41)
Income Taxes	4,722	5,266	(544)	(10)	5,162	9,315	(4,153)	(45)
Net Income	$7,535	$8,054	(519)	(6)	$9,120	$14,895	(5,775)	(39)

Earnings Per Share
Basic	$.70	$.70			$.84	$1.30
Diluted	$.69	$.69			$.82	$1.28

Weighted Average Shares Outstanding
Basic	10,761	11,547			10,903	11,437
Diluted	10,890	11,742			11,098	11,635

Effective Income Tax Rate	38.5%	39.5%			36.1%	38.5%

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	September 30, 2011	March 31, 2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,680	$3,710
Accounts receivable, net	183,375	171,779
Inventories	56,757	50,888
Prepaid expenses	15,649	13,447
Deferred income taxes	13,934	10,787
Total current assets	273,395	250,611
PROPERTY AND EQUIPMENT, net	386,144	388,681
GOODWILL	26,512	27,124
OTHER INTANGIBLE ASSETS, net	17,210	19,376
OTHER ASSETS	10,210	12,691
	$713,471	$698,483
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$21,359	$15,911
Accounts payable	99,043	90,100
Accrued liabilities	71,411	81,501
Total current liabilities	191,813	187,512
LONG-TERM DEBT, net of current portion	170,132	154,161
OTHER LIABILITIES	22,434	13,820
DEFERRED INCOME TAXES, net	50,879	45,629
Total liabilities	435,258	401,122
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 10,434,284 and 11,072,053 issued and outstanding	104	110
Additional paid-in capital	162,387	170,547
Retained earnings	113,850	123,990
Accumulated other comprehensive income	1,872	2,714
Total shareholders’ equity	278,213	297,361
	$713,471	$698,483

Total debt	$191,491	$170,072
Debt-to-total capitalization	41%	36%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income	$7,535	$8,054	$9,120	$14,895
Income taxes	4,722	5,266	5,162	9,315
Interest expense, net	1,597	2,096	3,155	4,099
Depreciation and amortization	17,718	16,990	35,111	34,286
Impairment and other charges	640	718	5,281	(3,466)
Share-based compensation expense	506	792	1,143	1,775
Non-cash foreign currency transaction loss	158	38	191	57
Net (gain) loss from asset dispositions	(292)	(151)	(394)	(96)
Adjusted EBITDA	$32,584	$33,803	$58,769	$60,865

Net cash provided by operating activities	$10,065	$9,682	$38,428	$30,184
Capital expenditures	(11,770)	(13,809)	(29,103)	(25,589)
Proceeds from asset dispositions	524	1,692	899	2,651
Free Cash Flow	$(1,181)	$(2,435)	$10,224	$7,246

Operating income	$13,854	$15,416	$17,437	$28,309
Impairment and other charges	640	718	5,281	(3,466)
Share-based compensation expense	506	792	1,143	1,775
Non-cash foreign currency transaction loss	158	38	191	57
Adjusted Operating Income	$15,158	$16,964	$24,052	$26,675
Adjusted Operating Margin	5.7%	6.5%	4.7%	5.4%

Net income	$7,535	$8,054	$9,120	$14,895
Impairment and other charges	640	718	5,281	(3,466)
Tax benefit of impairment and other charges	(250)	(280)	(1,987)	1,352
Share-based compensation expense, net of taxes	309	483	697	1,083
Non-cash foreign currency transaction loss, net of taxes	96	23	117	35
Adjusted Net Income	$8,330	$8,998	$13,228	$13,899

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30
	2011	2010	2011	2010

Diluted earnings per share	$.69	$.69	$.82	$1.28
Impairment and other charges	.06	.06	.48	(.30)
Tax benefit of Impairment and other charges	(.02)	(.02)	(.18)	.12
Share-based compensation expense, net of taxes	.03	.04	.06	.09
Non-cash foreign currency transaction loss, net of taxes	.01	—	.01	—
Adjusted Diluted Earnings Per Share	$.76	$.77	$1.19	$1.19